EX-99(e)(ii)

AUTHORIZED PARTICIPANT AGREEMENT
FOR
FRANKLIN TEMPLETON ETF TRUST

This Authorized Participant Agreement (this “Agreement”) is entered into by and between Franklin Templeton Distributors, Inc. (the “Distributor”) and ________________ (the “Authorized Participant” or the “AP”) and is subject to acceptance by State Street Bank and Trust Company (the “Transfer Agent”).  The Transfer Agent serves as the transfer agent for Franklin Templeton ETF Trust (the “Trust”) and is a Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).  The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein.  The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, without par value (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement, as it may be amended from time to time.

As specified in the Trust’s prospectus and statement of additional information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of its registration statement, as amended, on Form N-1A (No. 811-23124) (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.”  All references to “cash” shall refer to U.S. Dollars (“USD”).  The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus.  Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Distributor. The Prospectus provides that Creation Units generally will be sold either (1) in exchange for an in-kind deposit of a designated portfolio of securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus including any cash collateral (collectively, the “Cash Component”), or (2) in a Creation Unit that consists entirely of a Cash Component, in each case plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party.  Together, the Deposit Securities and the Cash Component constitute the “Creation Deposit,” which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Trust.  References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time with notice in accordance with this agreement.  Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust Company (“DTC”) (the “DTC Process”).  The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in Annex II to this Agreement and in the Prospectus.  All Purchase and Redemption Orders must be made pursuant to the Prospectus and the procedures set forth in Annex II hereto, as it may be amended by the Trust from time to time as set forth in Section 17 herein.  An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.  The Distributor, however, agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order.

Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Creation Units of Shares or to sell, offer or promote the Shares.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.STATUS OF AUTHORIZED PARTICIPANT AND DISTRIBUTOR.

(a) Status of Authorized Participant.  The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an authorized participant in the CNS System of NSCC (as defined in each Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”), and (iii) it has the ability to transact through the Federal Reserve System. Any change in the foregoing status of the Authorized Participant shall automatically terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor and the Transfer Agent of such change.  The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and this Agreement, including Annex II hereto (“Execution of Orders”).

(b) Licenses and Compliance.  If the Authorized Participant and the Distributor are offering or selling Shares of any Fund of the Trust in the several states, territories and possessions of the United States, each hereby represents and warrants that it (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (“the “1934 Act”); (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business with respect to this Agreement; and (iii) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement. The Authorized Participant and the Distributor each agrees to comply in all material respects with all applicable U.S. federal securities laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and to comply in all material respects with the Constitution, By-Laws and Conduct Rules of the FINRA (together with the NASD Conduct Rules, as applicable, collectively “FINRA Rules”) to the extent such law, rules and regulations relate to each party’s obligations under this Agreement, in the case of the Authorized Participant, and to the offer, sale, promotion, creation and redemption of the Shares and related transactions in, and activities with respect to, the Shares in connection with its obligations under this Agreement, in the case of the Distributor.

Each of the Authorized Participant and the Distributor further represent and warrant that it will not offer or sell or promote Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.  In that regard, the Authorized Participant may rely upon any applicable Blue Sky memos and other directions from Distributor regarding where it is and is not lawful to offer and sell the Shares and any related conditions.

(c) Unregistered Authorized Participant. If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with applicable disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD Conduct Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules) in each case to the extent the foregoing relate to the Authorized Participant’s transactions in, and activities with respect to, the Shares.

(d) Anti-Money Laundering.  The Authorized Participant represents, covenants and warrants that it has, and will maintain throughout the term of this Agreement, written policies, procedures and internal controls in place that are reasonably designed to (i) comply with anti-money laundering laws, regulations and rules  applicable to it, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), and (ii) screen all new and existing customers against the Office of Foreign Asset Control list and any other government list that is or becomes required under the USA PATRIOT ACT.

(e) Continuous Offering and Distribution.  The Authorized Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units may be issued and sold by the Trust on an ongoing basis, depending upon the facts and circumstances, at any point a “distribution,” as such term is used in the 1933 Act, may be deemed to have occurred. The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances and under certain possible interpretations of applicable law, may result in its being deemed a participant in a distribution in a manner which could subject it to the prospectus delivery and related provisions of the 1933 Act that normally would be applicable to a statutory underwriter. The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an Order (defined below). The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, may be required to deliver a prospectus.

(f) Communications Capability.  The Authorized Participant has the capability to send and receive authenticated communications to and from the (i) Distributor, (ii) the Custodian (as defined below in Section 5 hereof), (iii) the Subcustodian (as defined below in Section 5 hereof)

in the case of International Funds (see Section 7(b) below), and (iv) the Authorized Participant’s custodian. The Authorized Participant shall confirm such capability to the reasonable satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first order with the Transfer Agent (whether it is a Purchase Order or a Redemption Order).

2.   EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a) Procedures.  All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and, where applicable, the procedures described in Annex II hereto. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event of a conflict between the Prospectus and Annex II, the Prospectus shall control.  It is contemplated that the telephone lines used by the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the Transfer Agent and the Distributor in connection with the purchase and redemption of Creation Units, provided that the Transfer Agent and the Distributor, as applicable, shall promptly provide copies of recordings of any such calls to the Authorized Participant upon the reasonable request of the Authorized Participant, unless such recordings have been erased or destroyed prior to receipt of such request in the normal course of business in accordance with the recording party’s general record keeping policies and procedures. The parties agree that either party may use such recordings in connection with any dispute or proceeding relating to this Agreement.  The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, upon reasonable notice thereof, including but not limited to the procedures that are referenced in Annex II hereto.

(b) Cancellation.  The Distributor and the Transfer Agent on behalf of the Trust each agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order.  Nonetheless, the Authorized Participant acknowledges and agrees that delivery of a Purchase Order or Redemption Order shall be irrevocable upon acceptance by the Transfer Agent or the Distributor; provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order in accordance with the terms of the Prospectus and related documents until the trade is released, as described in Annex II hereto, and any Redemption Order that is not in “proper form” as defined in the Prospectus; provided further that, in any case, the Distributor will use reasonable efforts to notify the Authorized Participant prior to such rejection of its intention to reject such Purchase Order or Redemption Order and (to the extent it is permitted to do so) the reason for such rejection, and in the event that the rejection was due to the Purchase Order or Redemption Order not being in proper form, to the extent possible, provide the Authorized Participant an opportunity to place the Purchase Order or Redemption Order in proper form prior to rejection.  The Distributor will promptly return to the Authorized Participant upon rejection of a Purchase Order all consideration, including Deposit Securities and cash tendered by the Authorized Participant, including any transaction fees, in respect of such rejected Purchase Order.

(c) Dividends and Distributions.  With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees to return to the Trust any dividend, distribution or other corporate action paid to it in respect of any Deposit Security that is transferred to the

Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees that, alternatively, the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Authorized Participant that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Trust acknowledges and agrees to return to the Authorized Participant any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant.  With respect to any Purchase Order, the Trust also acknowledges and agrees that the Authorized Participant is entitled to reduce the amount of money or other proceeds due to the Trust by an amount equal to any dividend, distribution or other corporate action to be paid to it in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Authorized Participant.

3.   NSCC.

     Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the Transfer Agent. The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4.  PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a) Fund Materials.  The Distributor will provide to the Authorized Participant copies of the then-current Prospectus or summary prospectus, if applicable and any printed supplemental information in reasonable quantities upon request and at no cost to the Authorized Participant. The Distributor represents, warrants and agrees that it will promptly notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus or summary prospectus at such time and in such numbers as the Authorized Participant may reasonably request so as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus and or summary prospectus to customers. The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b) Representations and Warranties of Distributor.  The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein each conforms in all material respects to the requirements of the 1933 Act, and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares, which has occurred and is in effect for the Shares and the Trust; (iv) the Registration Statement has been declared effective by the SEC under the 1933 Act and the Investment Company Act of 1940, as amended (the “1940 Act”), and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the Prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of its knowledge, are being contemplated or threatened by the SEC; (v) the Shares, when issued and delivered against payment of consideration, as provided in this Agreement, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (vi) prior to the launch of each Fund, such Fund’s Shares have been approved for listing on the NYSE Arca, Inc.; and (vii) all marketing and promotional materials prepared by the Trust, the Distributor, the Funds’ adviser or any of their agents on their behalf, or to be prepared by any of them in the future and provided to the Authorized Participant in connection with the offer and sale of Shares, comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.

(c) Representations and Warranties of Authorized Participant.  The Authorized Participant represents, warrants and agrees that it will not make any representations involving statements of fact concerning Shares in connection with the offer and sale of Shares other than those that are consistent with the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor. Subject to Section 4(d) below, the Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials), except (x) such information and materials as may be furnished to the Authorized Participant by the Distributor; (y) such other information and materials as may be approved by the Distributor, which approval shall not be unreasonably withheld or delayed; and (z) “Authorized Participant Institutional Sales Literature,” as defined in Section 4(d) below. Marketing Materials shall not include: (i) written materials of any kind which relate to asset allocation or strategic or economic matters that generally mention a Fund without recommending or describing the Fund; (ii) materials prepared and used for the Authorized Participant’s internal use only; (iii) brokerage communications prepared by the Authorized Participant in the normal course of its business; and (iv) research reports as described in Section 4(d) of this Agreement. The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment company (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust.  In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(d) Authorized Participant Materials.  Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Distributor, prepare and circulate, in the regular course of its business, sales commentary and research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares, and (ii) for internal use by the Authorized Participant. The Authorized Participant may, without the written approval of the Distributor, prepare and circulate in the regular course of its business or for internal use, research reports, institutional communications (as such term in defined in FINRA Rule 2210 or any successor rule), correspondence (as such term is defined in FINRA Rule 2210 or any successor rule) and other similar materials that include information, opinions or recommendations relating to Shares (the “Authorized Participant Institutional Sales Literature”), provided that such Authorized Participant Institutional Sales Literature complies with applicable FINRA rules.

(e) Due Diligence.  The Distributor agrees to cooperate with the Authorized Participant in carrying out its reasonable due diligence with respect to this Agreement. For the avoidance of doubt, the Authorized Participant shall bear its own expenses incurred in connection with such due diligence investigation.

(f)  Limitation on Publicity or Advertising Regarding Authorized Participant.  Except as required by court order or requested by any regulatory or self-regulatory authority of competent jurisdiction, the Distributor agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Distributor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares.  This provision shall survive termination or expiration of this Agreement.

(g)  Identification of Authorized Participant in Fund Materials.  The Distributor, on its own behalf and on behalf of the Trust, agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant in the Registration Statement, the Prospectus or in any Marketing Materials for any Fund without the prior written consent of the Authorized Participant, which consent shall not be unreasonably withheld.  If the Authorized Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Distributor shall remove any reference to the Authorized Participant from such documents and (ii) the Distributor shall promptly update the Trust’s and the Distributors’ respective websites to remove any identification of the Authorized Participant as an authorized participant of the Trust.

5.   SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused State Street Bank and Trust Company acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6.   TITLE TO SECURITIES; RESTRICTED SHARES.

(a)  Creations.  The Authorized Participant represents that, upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, and assuming that the Trust has not pledged, mortgaged, encumbered or otherwise disposed of the Deposit Securities, and further assuming that the Trust and its affiliated persons are not affiliates of the issuers of any of the Deposit Securities, (i) the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (a) any agreement or arrangement entered into by the Authorized Participant in connection with a Purchase Order, or (b) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction; and (ii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act in the hands of the Authorized Participant immediately prior to any such delivery.  The representation provided in this Section 6 excludes restrictions due to the status of the Trust or any Fund as an “affiliate” of such issuer of the Deposit Securities under Rule 144 under the 1933 Act and any other restriction, of which the Authorized Participant is not aware, that derives from facts, status or events that are particular to the Trust or any Fund.

(b)  Redemptions.  The Distributor represents that upon delivery of Deposit Securities to the Authorized Participant in connection with a Redemption Order, the Authorized Participant will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claims, and that such Deposit Securities will not be “restricted securities” as such term is used in Rule 144(a)(3)(i) under the 1933 Act.

7.   CASH COMPONENT AND FEES.

(a)           For Domestic Funds:  The Authorized Participant hereby agrees that in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases, and the additional variable charge for cash purchases when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time.

(b)           For International Funds:  The Authorized Participant hereby agrees that in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above, which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before the Contractual Settlement Date, unless otherwise agreed to by the parties. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees, in connection with a Purchase Order, to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time.

8.  ROLE OF AUTHORIZED PARTICIPANT; PROXY.

(a)  No Agency.  Each party acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian or the Transfer Agent in any matter or in any respect.

(b)  DTC Participant.  In executing this Agreement, the Authorized Participant agrees that it shall be bound by the applicable obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)  Records of Sales.  The Authorized Participant agrees, to the extent required by applicable law, to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the reasonable written request of the Trust or the Distributor, subject to its applicable customer information protection rules, regulations, internal policies and undertakings to maintain such information in confidence.

(d)  Issuance of Power of Attorney and Proxy to Distributor.  The Authorized Participant represents that from time to time it may be a beneficial owner of Shares. To the extent that it is a beneficial owner of Shares, the Authorized Participant agrees irrevocably to appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares; provided that, for the avoidance of doubt, such appointment would be limited in scope to the matters described in this Section 8(d). The Distributor, as attorney and proxy for the Authorized Participant under this Section 8(d): (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. In connection with this grant by the Authorized Participant to the Distributor of its irrevocable proxy, which the Distributor hereby accepts, the Distributor represents and warrants to the Authorized Participant that it has an interest in the Fund sufficient to support enforceability of this irrevocable proxy in accordance with applicable law.  Upon request of Distributor and in connection with the exercise of the proxy granted herein, Authorized Participant shall disclose the number of shares beneficially owned by the Authorized Participant on any record date established by the Trust.

(e)  Renewal of Power of Attorney and Proxy to Distributor.  The appointment of the Distributor as attorney and proxy shall be deemed renewed each time Authorized Participant acquires Shares as a beneficial owner.  The Distributor shall serve as an irrevocable attorney and proxy for the Authorized Participant under Sections 8(d) and (e) for so long (and only so long) as this Agreement remains in effect.  The Authorized Participant hereby agrees to execute and deliver such additional documentation as may be necessary to cause the Distributor to serve as its attorney and proxy for the purposes discussed in this Agreement. This irrevocable proxy shall automatically terminate with respect to any Fund or the Trust as a whole if the Distributor ceases to act as Distributor to any Fund or the Trust, as applicable, provided that the Distributor shall use reasonable efforts to arrange for the successor distributor to serve as irrevocable attorney and proxy for the Authorized Participant. The Distributor shall provide notice to the Authorized Participant of the identity of any successor distributor.

9.   AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

(a)  Authorized Persons.  Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the the Distributor or the Transfer Agent, the Authorized Participant shall deliver to the Distributor and the Transfer Agent, duly certified as appropriate by its Secretary or other duly authorized official, a certificate substantially in the form attached hereto as Annex III to this Agreement, setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”). Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate bearing a subsequent date (or the termination of this Agreement, if earlier). Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by the Distributor or the Transfer Agent.

(b)  PIN Number.  The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which such Authorized Person shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons and other employees of the Authorized Participant who have a reasonable need-to-know, unless required under applicable law. If after issuance, an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent.  Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Distributor, Transfer Agent and the Trust and such notice shall be effective upon receipt by the Distributor, Transfer Agent and the Trust. The Transfer Agent agrees promptly to cancel the PIN Number assigned to an Authorized Person upon receipt of written notice from the Authorized Participant that an Authorized Person’s authority to act for it has been terminated.

(c)  Verification. The Transfer Agent and Distributor shall assume that all instructions issued to them using a PIN have been properly placed by an Authorized Person, unless the Transfer Agent or Distributor, as the case may be, has actual knowledge to the contrary or the Participant has properly revoked such PIN as provided herein. Neither the Distributor nor the Transfer Agent shall have any obligation to verify that an Order is being placed by an Authorized Person.

10.  REDEMPTION.

(a)  Business Day.  The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed (as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business (“Business Day”).

(b)  Transferability of Fund Shares. The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains (i) that it owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption; and (ii) that such Shares are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust.  In the event that the Distributor, Transfer Agent and/or Trust reasonably believes that the Authorized Participant does not have the requisite number of Shares to be redeemed as a Creation Unit, the Distributor, Transfer Agent and/or Trust may reject without liability the Authorized Participant’s Redemption Order.

 (c)  Australian or New Zealand Holders.  In the case of a resident Australian or New Zealand holder, notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of Shares. In the Redemption Order the Authorized Participant will be required to use commercially reasonable efforts to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian or New Zealand resident.

11.  BENEFICIAL OWNERSHIP.

(a)  Single Beneficial Owner of Shares. The Authorized Participant represents and warrants to the Distributor, the Transfer Agent and the Trust that, based upon the number of outstanding Shares of each Fund made publicly available by the Trust, either (i) it does not, and will not in the future, hold for the account of any single Beneficial Owner of Shares of a Fund, eighty percent (80%) or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended; or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b)  Supporting Information.  The Distributor and the Transfer Agent shall have the right to reasonably require information from the Authorized Participant regarding Share ownership of each Fund if the Authorized Participant does not provide the representation in Section 11(a)(ii) above, and to rely thereon to the extent necessary to make a determination regarding ownership of eighty percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities, to the extent the Authorized Participant can do so in a manner consistent with applicable customer information protection rules, regulations and internal policies.

12.  INDEMNIFICATION.

(a)  Indemnification by the Authorized Participant.  The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of: (i) any material breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any representation provided by the Authorized Participant herein that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iv) any failure by the Authorized Participant to comply with applicable laws to the extent relating to its role as an authorized participant hereunder, including applicable rules and regulations of self-regulatory organizations; (v) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Annex II hereto (as may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant, except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant in writing and received by the Transfer Agent and Distributor in accordance with the terms of Section 9(b) hereto; or (vi) any (1) representation by the Authorized Participant, its employees or its agents or other representatives about the Shares or any AP Indemnified Party that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, or (2) untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof, or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such statement or omission relates to factual information about the Shares, or any AP Indemnified Party, unless, in either case, such representation, statement or omission (x) was made or included by the Distributor in materials furnished by the Distributor to the Authorized Participant, or by the Authorized Participant at the written direction of the Distributor, or (y) is based upon any misstatement of a material fact or omission or alleged omission by the Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading. The Authorized Participant shall not have any obligation to indemnify the AP Indemnified Party for any damages to the extent arising out of mistakes or errors in data provided to the Authorized Participant by such AP Indemnified Party.  The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent).  However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(b)  Indemnification by the Distributor.  The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, damage and reasonable cost and expense (including reasonable attorneys’ fees) incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any representations provided by the Distributor herein relating to this Agreement, the Registration Statement or the Prospectus or the issuance or distribution of Shares that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iv) any failure by the Distributor to comply with applicable laws in connection with this Agreement and the offer, sale, creation, redemption and marketing of the Shares, including rules and regulations of self-regulatory organizations, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by one or more Distributor Indemnified Parties; (v) actions of such Distributor Indemnified Party taken in reasonable reliance upon any instructions issued or representations made in accordance with Annex II hereto (as amended from time to time) reasonably believed by the Distributor Indemnified Party to be genuine and to have been given by or on behalf of the Distributor; (vi) any (1) representation by the Distributor, its employees or its agents or other representatives about the Trust, the Shares or any affiliated person of any Fund that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares, and (2) untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (vii) any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made in any promotional material or sales literature furnished to the Authorized Participant by the Distributor or the Trust or any agent on behalf of the Distributor or the Trust, or any disclosure provided by the Distributor to the Authorized Participant for inclusion in marketing material or sales literature prepared by the Authorized Participant. The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising directly out of (w) mistakes or errors in data provided to the Distributor by a Distributor Indemnified Party, (x) mistakes or errors by, or out of interruptions or delays of communications with, the Distributor Indemnified Parties, to the extent such errors, mistakes or delays were caused by a breakdown in communications networks outside of the control of the Distributor or the Transfer Agent, (y) extreme weather, an Act of God or other similar event outside the control of the Distributor or the Transfer Agent, or (z) any action of a service provider to the Trust, except to the extent such service provider acted under the direction of the Distributor, Transfer Agent or Trust, or such service provider is an affiliate of any of them, and acted negligently in taking or failing to take an action.  The Distributor shall not be liable under the indemnity agreement contained in this Section with respect to any claim made against any Distributor Indemnified Party unless the Distributor Indemnified Party shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor Indemnified Party (or after the Distributor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability that it may have to any Distributor Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.

(c)  Excuse from Indemnification.  Other than with respect to Section 12(b)(i), (vi) and (vii), this Section 12 shall not apply and a party shall not have an obligation to indemnify an AP Indemnified Party or Distributor Indemnified Party, as the case may be, and its related indemnified persons to the extent that any such losses, liabilities, damages, costs and expenses (“Losses”) are directly caused by, incurred as a result of, or in connection with, any gross negligence, bad faith, or willful misconduct on the part of the party seeking to be indemnified.  The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

(d)  Defense & Settlement.  The applicable indemnifying party shall be entitled, at its option, to exercise sole control and authority over the defense and settlement of such action.  The indemnifying party is not authorized to accept any settlement that does not provide the applicable indemnified party with a complete release or that imposes liability not covered by these indemnifications or places restrictions on the indemnified party or causes reputational harm to the indemnified party, in each case, without the prior written consent of the indemnified party.

 13.  LIMITATION OF LIABILITY.

(a)  No Implied Covenants or Obligations.  The parties undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against any party.

(b)  Miscellaneous Limitations on Liability.  Other than in connection with a material misstatement or omission of a material fact in the Registration Statement or the Prospectus, arising from information provided by a party hereto, in the absence of bad faith, negligence or willful misconduct on its part, neither the Distributor nor the Authorized Participant, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered or omitted or for any error of judgment made by either of them in the performance of their duties hereunder.  Neither the Distributor nor the Authorized Participant shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment.  In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made in the performance of its duties hereunder.  The Transfer Agent shall not be liable for any error of judgment made in good faith unless it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Distributor, Transfer Agent or Authorized Participant be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall the Distributor, Transfer Agent or Authorized Participant be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c)  Force Majeure.  The Distributor, Transfer Agent and Authorized Participant shall not be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d)  Reliance on Instructions. The Distributor and Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e)  Financial Liability of Transfer Agent.  The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own negligence, willful misconduct or bad faith.

(f)   Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.  The Distributor agrees to use its best efforts to notify the Authorized Participant of all transfer taxes, sales or use taxes, stamp taxes, recording taxes, value added taxes or any other similar tax or government charge that the Authorized Participant may incur in the future in connection with the creation or redemption of any Creation Unit of Shares.

(g)  Trust as a Third Party Beneficiary.  The Authorized Participant and the Distributor understand and agree that the Trust is a third-party beneficiary to this Agreement, and is entitled, and intends, to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.

14.  INFORMATION ABOUT CREATION DEPOSITS.

The Distributor represents and the Authorized Participant acknowledges that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15.  ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16.  NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by electronic mail or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address, electronic mail address or telephone or facsimile numbers as follows:

Attn:       Craig S. Tyle
One Franklin Parkway
San Mateo, CA 94403-1906
(650) 312-2000
CTyle@FRK.com

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address, electronic mail address, or telephone or facsimile numbers indicated below the signature line of such party.

17.  EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a)  Effectiveness.  This Agreement shall become effective upon delivery to and execution by the Distributor.

(b)    Termination.  This Agreement may be terminated at any time by any party upon sixty (60) calendar days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein, or upon the insolvency of the Authorized Participant. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Authorized Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(c)  Amendment.  This Agreement may be amended only by a written instrument executed by all the parties; provided, however, that if an amendment to the Agreement is required in order to conform the Agreement to applicable law (including, without limitation, a change to the exemptive relief and/or adoption of a rule on which the Trust relies to operate as an exchange-traded fund), then the Distributor shall provide the Authorized Participant and the Transfer Agent with prompt notice of such amendment, and the next Creation Unit created by the Authorized Participant shall be deemed to constitute the Authorized Participant’s acceptance of such amendment.

18.  GOVERNING LAW; CONSENT TO JURISDICTION.

 This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York located in the Borough of Manhattan and of the U.S. District Courts for the Southern District of New York and the appellate courts therefrom in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.  SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.  ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void.

21.  INTERPRETATION.

The section and sub-section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22.  ENTIRE AGREEMENT.

This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

23.  SEVERANCE.

           If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein; provided, however, that if a party to this Agreement determines in its reasonable judgment that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, then the party shall notify the other party to this Agreement of such determination, whereupon this Agreement shall immediately terminate.

24.  NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25.  SURVIVAL.

Sections 4 (Prospectus, Marketing Materials and Representations), 12 (Indemnification), 13 (Limitation of Liability) and 18 (Governing Law; Consent to Jurisdiction) hereof, as well as this Section 25, shall survive the termination of this Agreement.

26.  OTHER USAGES.

The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasigovernmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”

27.  COUNTERPARTS.
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  A telecopied facsimile of an executed counterpart of this Agreement, or an electronically transmitted PDF copy of an executed counterpart of this Agreement, shall be sufficient to evidence the binding agreement of each party to the terms hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED:  ____________

                               FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                               BY:___________________________________
NAME: ________________________________
TITLE:________________________________
ADDRESS:______________________________
TELEPHONE:____________________________
FACSIMILE:___________________________________
ELECTRONIC MAIL:  ______________________

                                [NAME OF AUTHORIZED PARTICIPANT]

BY:___________________________________
                               NAME: ________________________________
TITLE:________________________________
                               ADDRESS:______________________________
                               TELEPHONE:____________________________
                               FACSIMILE:___________________________________
ELECTRONIC MAIL:  ______________________

ACCEPTED BY:            STATE STREET BANK AND TRUST COMPANY,
AS TRANSFER AGENT

BY:__________________________________________
NAME: _______________________________________
TITLE:_______________________________________
                               ADDRESS:                           One Lincoln Street
    Boston, Massachusetts 02111

                               TELEPHONE:
                               FACSIMILE:___________________________________
                               ELECTRONIC MAIL:

ANNEX I
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN TEMPLETON ETF TRUST
(effective as of _______  ____, 20__)

ANNEX II
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN TEMPLETON ETF TRUST

PROCEDURES FOR PROCESSING
PURCHASE ORDERS AND REDEMPTION ORDERS

This document supplements the Prospectus with respect to the procedures to be used by (i) the Transfer Agent and Distributor in processing orders for the purchase of Creation Units of a Fund (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Creation units of a Fund (“Redemption Orders,” and together with Creation Orders, “Orders”).

A Participant is required to have signed the Participant Agreement.  Upon acceptance by the Trust of the Participant Agreement, the Transfer Agent or Distributor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Participant.  This will allow a Participant through its Authorized Person(s) to place an order with respect to Creation Units.

TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF CREATION UNITS

1.	Orders by Telephone.

a. Order Number.  Call to Receive an Order Number.  An Authorized Person for the Participant will call the telephone representative at the number listed on the applicable Fund’s order form (“Order Form”) not later than the cut-off time for placing Orders with the applicable Fund as set forth in the Order Form (the “Order Cut-Off Time”) to receive an Order Number.  Non-standard Orders generally must be arranged with a Trust in advance of Order placement.  The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.

Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number.  All Orders with respect to the purchase or redemption of Creation Units are required to be in writing and accompanied by the designated Order Number.  Incoming telephone calls are queued and will be handled in the sequence received.  Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time.  ACCORDINGLY, DO NOT HANG UP AND REDIAL.  INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.

NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER.  AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.

b. Place the Order.  An Order Number is only valid for a limited time.  The Order Form for purchase or redemption of Creation Units must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number.  In the event that the Order

Form is not received within such time period, the telephone representative will attempt to contact the Participant to request immediate transmission of the Order.  Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.

c. Await Receipt of Confirmation.

(i)
Clearing Process.  The Distributor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form.  In the event the Participant does not receive a timely confirmation from the Distributor or the Transfer Agent, it should contact the telephone representative at the business number indicated.

(ii)
Outside the Clearing Process.  In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance.  The DTC Participant shall deliver on settlement date the Deposit Securities and/or cash (in the case of purchases) or the Creation Unit size aggregation of Shares on trade date plus one (in the case of redemptions) to the Trust through DTC.  The Trust shall settle the transaction on the prescribed settlement date.

d. Ambiguous Instructions.  In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Participant to request confirmation of the terms of the Order.  If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed.  If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.  If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information.  In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Distributor (in the case of a Creation Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed.  A telephone representative will attempt to contact the Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Order Cut-Off Time.

2.	Election to Place Orders by Internet.

a.  General.  Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Prospectus, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents).  To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Distributor or their respective agents.

b. Certain Acknowledgements. The Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Distributor and their respective agents may elect to review any Order placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Participant may place Orders as otherwise set forth in Attachment A; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Participant’s own discretion and risk.

EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND.  SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE DISTRIBUTOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

c.  Election to Terminate Placing Orders by Internet.  The Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.

3.
Acknowledgment Regarding Telephone and Internet Transactions.  During periods of heavy market activity or other times, the Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site.  Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times.  The Trust may terminate the receipt of redemption or exchange Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.

4.	Purchase of Creation Units Without Receipt of Deposit Securities.
Creation Units of the Fund may be purchased in advance of receipt by the Trust of all or a portion of the applicable Deposit Securities, provided that the Participant deposits an initial deposit of cash with such Trust having a value greater than the net asset value of the Shares on the date the Order is placed in proper form.  In addition to available Deposit Securities and cash that generally comprise a Creation Unit, cash must be deposited in an amount equal to 115% of the market value of any undelivered Deposit Securities (the “Additional Cash Deposit”).  The Order shall be deemed to be received on the Business Day on which the Order is placed provided that the Order is placed in proper form prior to Order Cut-Off Time on such date and cash in the appropriate amount is deposited with the Custodian by 1:00 p.m. Eastern Time or such other time as designated by the Custodian on settlement date.  If the Order is not placed in proper form by Order Cut-Off Time or federal funds in the appropriate amount are not received by 1:00 p.m. Eastern Time on settlement date, then the Order may be deemed to be rejected and the Participant shall be liable to the Trust for losses, if any, resulting therefrom.  An additional amount of cash shall be required to be deposited with the Trust, pending delivery of the missing Deposit Securities to the extent necessary to maintain an amount of cash on deposit at least equal to 115% of the daily marked to market value of the missing Deposit Securities. In the event that additional cash is not paid, such Trust may use the cash on deposit to purchase the missing Deposit Securities.  The Participant will be liable to the Trust for the costs incurred by such Trust in connection with any such purchases and the Participant shall be liable to the Trust for any shortfall between the cost to the Trust of purchasing any missing Deposit Securities and the value of the collateral.  These costs will be deemed to include the amount by which the actual purchase price of the Deposit Securities exceeds the market value of such Deposit Securities on the day the Creation Order was deemed received by the Distributor plus the brokerage and related transaction costs associated with such purchases.  The Trust will return any unused portion of the Additional Cash Deposit once all of the missing Deposit Securities have been properly received by the Custodian or purchased by the Trust and deposited into the Trust. The Trust shall charge and the Participant agrees to pay to the Trust the Transaction Fee and any additional fees prescribed in the Prospectus.  The delivery of Creation Units of the Fund so created will occur no later than the prescribed settlement date following the day on which the Creation Order is deemed received by the Distributor.

ANNEX III
TO
AUTHORIZED PARTICIPANT AGREEMENT
FOR FRANKLIN TEMPLETON ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS
OF THE AUTHORIZED PARTICIPANT

Participant Name                                                                           NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(2)	E-MAIL ADDRESS(2)	CITY OF BIRTH(2)

Date:

Certified By (Signature):

Print Name:

Title:

(1)	Required information.
(2)	Required information to use the Web Order Site.

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